UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 18, 2008

THERMAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 18, 2008, the Board of Directors of Thermage, Inc. (the “Company”) approved an amendment to the Company’s 2006 Equity Incentive Plan to increase automatic grant of non-statutory options to the Company’s non-employee directors:

1. Upon initial election as a director, the individual will be granted an option to purchase twenty-five thousand (25,000) shares of common stock, which option shall vest ratably as to 1/36th of shares subject to the option each month, subject to the director’s continued service on each relevant vesting date.

2. Immediately following the date of each regular annual meeting of stockholders of the Company, each non-employee director who has been a director for at least six months will be granted an option to purchase twelve thousand five hundred (12,500) shares of common stock, which option shall vest ratably as to 1/12th of the shares subject to the option each month, subject to the director’s continued service on each relevant vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMAGE, INC.

By:	/s/ John F. Glenn
John F. Glenn Chief Financial Officer

Date: April 24, 2008